Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO

INTERNATIONAL REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO INTERNATIONAL REVOLVING CREDIT AGREEMENT is entered into as of August 5, 2005, among NATCO GROUP INC., a Delaware corporation (“NGI” or a “Borrower”), NATIONAL TANK COMPANY, a Delaware corporation (“NATCO” or a “Borrower”), and TOTAL ENGINEERING SERVICES TEAM, INC., a Louisiana corporation (“TEST” or a “Borrower” and collectively with NGI and NATCO, the “Borrowers”), and WELLS FARGO HSBC TRADE BANK, N.A. (together with its successors and assigns, the “Bank”).

RECITALS:

WHEREAS, Borrowers and the Bank have previously entered into that certain International Revolving Credit Agreement dated as of July 23, 2004 (as amended through the date hereof and as may be further amended, extended, renewed, or restated from time to time, the “Agreement”).

WHEREAS, Borrowers and the Bank now desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.1 Definitions. All capitalized terms not otherwise defined herein shall have the same meanings given to such terms in the Agreement, as amended hereby.

ARTICLE II

Amendment

Section 2.1 Amendment to Section 8.1(a). Effective as of March 15, 2005, Section 8.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) As soon as available and in any event within ninety (90) days after each fiscal year of NGI (or such shorter period of time as may be required for publicly traded securities by the Securities and Exchange Commission or any successor agency) after the end of each fiscal year (subject to extension by an additional fifteen (15) days so long as such extension does not cause NGI to be in violation of any applicable Governmental Requirements), the Annual Audited Financial Statements of NGI and its Subsidiaries.”

Section 2.2 Amendment to Section 8.1(c). Section 8.1(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) As soon as available and in any event within forty-five (45) days (or such shorter period of time as may be required for publicly traded entities by the Securities and Exchange Commission or any successor agency) after the end of each of the first three fiscal quarters of each year (subject to extension by an additional five (5) days so long as such extension does not cause NGI to be in violation of any applicable Governmental Requirements), Quarterly Unaudited Financial Statements of NGI and its Subsidiaries.”

ARTICLE III

Ratifications, Representations and Warranties

Section 3.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers and the Bank agree that the Agreement as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 3.2 Certification. The Borrower hereby certifies to the Bank that (i) the execution, delivery and performance of this Amendment and any and all other International Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of such Borrower, (ii) no event which could reasonably be expected to have a Material Adverse Effect has occurred and is continuing, (iii) upon the date of this Amendment, no Default or Event of Default has occurred, and (iv) upon the date of this Amendment, the Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

ARTICLE IV

Confirmation

Section 4.1 Request for Confirmation. Section 9.10 of the Agreement prohibits amendment, modification or waiver of any provision of any Domestic Credit Facility if such action could reasonably be expected to have a Material Adverse Effect on the Bank or its Collateral. On March 28, 2005, NGI and others entered into a second amendment to the Domestic Loan Agreement (a true and correct copy of which was filed with the Securities and Exchange Commission on March 31, 2005) (the “Second Amendment”). The Borrowers are requesting that the Bank confirm that the Second Amendment does not violate its negative covenant found in Section 9.10 of the Agreement.

Section 4.2 Confirmation. The Bank confirms that the execution, delivery and performance of the Second Amendment does not violate the Section 9.10 of the Agreement or constitute a Default or Event of Default.

ARTICLE V

Miscellaneous

Section 5.1 Reference to Agreement. Each of the International Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such International Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 5.2 Expenses. The Borrower hereby agrees to pay on demand: all reasonable costs and expenses of the Bank in connection with the preparation, negotiation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of legal counsel, consultants and other advisors and professionals for the Bank.

Section 5.3 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.4 Applicable Law. This Amendment and all other International Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

Section 5.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Bank and the Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank.

Section 5.6 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Signatures transmitted by facsimile shall be effective as originals.

Section 5.7 Headings. The headings, captions, and arrangements use in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.8 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Remainder of Page Intentionally Left Blank.]

Executed as of the date first written above.

BORROWERS:

NATCO GROUP INC.

By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald
Senior Vice President and Chief Financial
Officer

NATIONAL TANK COMPANY

By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald
Senior Vice President and Chief Financial
Officer

TOTAL ENGINEERING SERVICES TEAM, INC.

By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald
Vice President

BANK:

WELLS FARGO HSBC TRADE BANK, N.A.

By:
Name:
Title:

Signature Page